Exhibit 99.1
Final Transcript Conference Call Transcript GBE — Q1 2010 Grubb & Ellis Earnings Conference Call Event Date/Time: May 11, 2010 / 02:30PM GMT

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Final Transcript
May 11, 2010 / 02:30PM GMT, GBE — Q1 2010 Grubb & Ellis Earnings Conference Call
CORPORATE PARTICIPANTS
Mike Rispoli
 Grubb & Ellis — SVP — IR
Tom D’Arcy
 Grubb & Ellis — President, CEO
Matt Engel
 Grubb & Ellis — SVP, Interim CFO
Jack Van Berkel
 Grubb & Ellis — EVP, COO
Jeff Hanson
 Grubb & Ellis — EVP, President & CEO — Grubb & Ellis Equity Advisors
CONFERENCE CALL PARTICIPANTS
Will Marks
 JMP Securities — Analyst
PRESENTATION

Operator
Good day, ladies and gentlemen, and welcome to the Grubb & Ellis first quarter 2010 earnings conference call. My name is Gerry, and I’ll be your coordinator today. At this time, all participants are in a listen-only mode. Later we will conduct a question-and-answer session. (Operator Instructions) As a reminder, this conference is being recorded for replay purposes. I would now like to turn the conference over to your host for today, Mr. Mike Rispoli, Senior Vice President of Investor Relations. Please, proceed, sir.

Mike Rispoli - Grubb & Ellis — SVP — IR
Thank you, operator. Good morning, everyone, and thank you for joining us. Before I turn the call over to Tom D’arcy, our president and Chief Executive Officer, I would like to remind you that this call is being webcast live and will be available for replay in the investor relations section of the Grubb & Ellis website. Also available is a slide presentation, which you can follow as we provide our prepared remarks. I would like to direct you to slide one of our presentation, forward-looking statements. This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include assumptions regarding expectations or estimates of future financial and operating results or events, industry and market trends and other market opportunities for Grubb & Ellis. The information in this presentation discusses the state of Grubb & Ellis’ business as of the date of the presentation. Except to the extent required by applicable securities laws, Grubb & Ellis does not assume and obligation to update or correct any information you may hear today. Please refer to our annual report on Form 10K-A and other filings with the Securities and Exchange Commission for a discussion of risk factors or uncertainties that could cause our actual results to differ materially from comments made today. In an effort to present a more complete financial and narrative description of the results of operations, we make certain statements during the course of this presentation which include references to non-GAAP financial measures. As required by SEC regulations, the company has provided reconciliations of these measures in our earnings release as to what we believe are the most directly comparable GAAP measures, which are included in the appendix. Now I will turn the call over to Tom D’Arcy.

Tom D’Arcy - Grubb & Ellis — President, CEO
Well, thanks, Mike. And hello, everyone. First of all, let me thank you for joining us to discuss our 2010 first quarter results. Participating on today’s call with me in addition to Mike is Matt Engel, our Interim Chief Financial Officer, Jack Van Berkel, our Chief Operating Officer, and Jeff Hanson, who heads our investment management business. I’d like to start this morning with just a brief overview of our first quarter performance. So I direct you to slide two. I’m really pleased report that we improved year-over-year performance in total company revenue and significant growth in our real estate services business. Our first quarter 2010 revenue was $133 million, and increase of 8% compared with

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Final Transcript
May 11, 2010 / 02:30PM GMT, GBE — Q1 2010 Grubb & Ellis Earnings Conference Call

revenue of $122 million for the first quarter of 2009. Transaction services revenue, which includes brokerage commission, valuation, and consulting revenue was up nearly 26% from the first quarter of 2009. Leasing revenue increased 15%, and investment sales revenue was up 30%. We saw an increase in the amount of transaction work on behalf of our corporate clients, which have selected Grubb & Ellis as corporate real estate outsourcing partner. Our management services revenue increased 11%. We were really encouraged by this performance for two main reasons. First, it signals that the commercial real estate industry is entering the early stages of a recovery. Second, I really think it speaks well of the investments that we’ve made to date to strengthen our platform, all of which position us to capture market share as the recovery continues. On slide three we review what is occurring in the broader market. Now since commercial real estate is a lagging economic indicator, momentum needs to build in the overall economy over several quarters before real estate’s fundamentals show tangible signs of improvement. As measured by GDP growth, the economy began to grow again in the third quarter of 2009. As you’ll see from the graph on the right, we began to see real improvement in the employment figures. These stronger trend lines in the macro-indicators have contributed to a clear change of attitude from just several months ago. And while we still believe that sustained recovery will not fully take hold until 2011, we did see a clear pickup in velocity during the first quarter. Occupiers are showing a greater willingness to make space decisions, and they’re really seeking to take advantage of the current rental rates to upgrade the quality of their space or extend and expand their current leases. Turn to slide four; we review the commercial real estate pricing index and the impact on transaction velocity. According to Moody’s/REAL Commercial Property Price Index, prices began to stabilize in late 2009. This has really allowed buyers and sellers to start to come together on price, which in turn has resulted in an increase in transaction velocity from its historically low levels. In addition, according to REAL Capital Analytics, investment sales were $15.4 billion in the first quarter. This is up 50% from the first quarter of 2009. Although the increase in sales volume is impressive on a year-over-year basis, opposite the first quarter of 2009 probably marked the bottom of the downturn. So the comparison was a relatively easy one. The actual number of properties sold was flat as compared with the first quarter of 2009. This means that the average transaction size was significantly larger than it was a year ago, which we interpret as a really healthy sign. Although leasing velocity should continue to improve, the office market is not yet in recovery mode as vacancy rates continue to climb during the first quarter of 2010. Although we are certainly encouraged by the signs of the recovery, we don’t believe it’s going to be a straight line across all businesses and all markets. If you turn to slide five where we view the current commercial real estate environment, there’s an opportunity to continue to build and enhance our platform. And we plant to be even more aggressive and position Grubb & Ellis for sustained long-term growth. As a part of this effort, last week we raised $30 million of new capital in an offering of unsecured convertible notes. Matt will walk you through the details shortly, but I want to thank the strong lineup of institutional investors who participated in this offering. We view this as really positive news for the company. It reaffirms the progress we have made and continue to make in pursuit of our strategic growth initiatives. It also speaks to the confidence our investors have in our company and our opportunity for long-term growth. We also announced last week that Richard Pehlke has stepped down as the Chief Financial Officer. Rich provided steady leadership to our company and played an absolutely key role and strengthened the company’s financial position. We can’t thank Rich enough for all of his efforts. And we’re all so very pleased that he’ll continue to be available to the company on a consulting basis up until the end of the year. The company has engaged (inaudible) to identify a replacement. Matt Engel, who served as the Chief Accounting Officer since November of 2008, will also serve as Interim Chief Financial Officer until a successor is named. Now I’d like to turn the call over to Matt to discuss our results.

Matt Engel - Grubb & Ellis — SVP, Interim CFO
Thank you, Tom, and good morning, everyone. As you’ll see on slide six, Grubb & Ellis reported first quarter revenue of $133 million, up 8% compared with the first quarter of 2009. As we noted in our release, the revenue increase was largely driven by an increase in sales and leasing activity in our transaction services business. For the quarter, the company reported a net loss, attributable to Grubb & Ellis of $23.8 million, or $0.41 per common share. Adjusted EBITDA for the first quarter was negative $11.1 million, a 33% improvement compared with the negative adjusted EBITDA of $16.5 million in the first quarter of 2009. The reconciliation of the GAAP numbers to adjusted EBITDA can be found in Table 3 accompanying the release. It is very important to point out that other than the $2.7 million of restructuring charges, the items that reconciled the GAAP financials to adjusted EBITDA did not have any current cash impact on our results. Please turn to slide seven. Commercial real estate business is seasonal in nature, and the first quarter is typically our weakest, with revenue accelerating throughout the year. Given the early signs of improvement we see in the commercial real estate market, we are reiterating our guidance for 2010 of total revenue of $550 million to $575 million and adjusted EBITDA of $10 million to $15 million. We expect investment management revenue to build throughout the year as we continue the process of expanding sales in our non-traded free product. We also expect to see better than anticipated revenue gains in our real estate services businesses, which we believe speaks well to the diverse nature of our income stream. Next, I’d like to briefly review the segment performance as outlined on slide eight. Revenue from our management services segment was $72.4 million in the first quarter, up 11% from the first quarter of 2009. Revenue from this business is annuitized and includes fees for property management and facilities outsourcing, as well as reimbursed salaries, wages, and benefits. We grew square feet under management to 243 million at the end of the first quarter. First quarter transaction services revenue was $42.2 million compared with $33.5 million a year ago. As Tom mentioned earlier, we believe the improvement can be attributed to the increased market activity as well as our recruiting efforts, which have been focused on upgrading the quality of our brokerage sales force, as well as diversifying the mix of these brokers and encouraging specialization. Investment management revenue totaled

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Final Transcript
May 11, 2010 / 02:30PM GMT, GBE — Q1 2010 Grubb & Ellis Earnings Conference Call
$10.1 million for the quarter, compared with $15.7 million in the same period a year ago. The company’s investment programs raised $30.8 million of equity in the first quarter of 2010, compared with $21.7 million in the fourth quarter of 2009. The equity raise can be attributed to the company’s two non-traded REIT products, which were both in the early offering stages. We were encouraged by the 58% sequential growth and equity raise. On return, we expect to be one of top sponsors of non-traded REITs. Now I’d like to turn to expenses. Please turn to slide nine. The majority of the company’s expenses are related to transaction commission and reimbursable costs directly attributable to revenue production. Cash compensation expense for the quarter was $30.9 million, a decrease of 7% from the same period a year ago. Cash G&A costs decreased by 16% year-over-year, primarily due to our continued efforts to match operating expenses to revenue trends. First quarter G&A was $18.4 million, compared with $21.8 million on a comparable basis in the prior year. Please turn to slide ten. To help lower our fixed base of expenses and improve our operating margins in a recovering market, we took action during the first quarter to reduce operating expenses by $25 million on an annualized basis. We expect to realize $20 million of these savings in 2010. These actions were taken in corporate overhead and other non-revenue producing areas throughout the company. Please turn to slide 11 for a look at key items on the balance sheet. At March 31st, cash and cash equivalents stood at $22.5 million compared with $39.1 million at December 31. This decrease was anticipated as part of our annual operating plan. We expect to generate cash from operations beginning in the second half of 2010. The cash of our recent convertible note offering is not included in the $22.5 million. In addition, we expect to receive an income tax refund of $5 million during the second quarter. Before I turn the call back to Tom, I want to provide some color around the convertible senior notes offering that we announced on May 3rd, which raised $30 million in new capital. As you’ll see on slide 12, the notes pay interest at the rate of 7.95% per year and come due in 2015. They’re also convertible in the common shares at a conversion price of $2.24 per share, a 17.5% premium to the closing stock price on May 3rd. Transaction closed on May 7th and provides Grubb & Ellis with considerable cash to execute our growth initiatives. With that, I’ll turn the call back over to Tom.

Tom D’Arcy - Grubb & Ellis — President, CEO
Well, thanks, Matt. Now as I mentioned, the leaders of our two core businesses, Jack Van Berkel and Jeff Hanson are here with me today. So Jack will provide some color on developments within real estate services. And Jeff will give an update on our investment management business. Their comments really focus on the progress we are making on our 2010 growth initiatives. We outlined these priorities in February when we reported our 2009 results. And they were included on 5/13. Before they walk through each of these initiatives, I just want to remind you that they are consistent with our strategy to ensure that Grubb & Ellis is well-positioned to take advantage of the recovering real estate markets. And with that, I’ll turn the call over to Jack.

Jack Van Berkel - Grubb & Ellis — EVP, COO
Thank you, Tom. Good morning, everyone. Just about two years ago, we embarked on a strategy to increase the profitability of our real estate services business. The strategy is focused on reorganizing our business around the needs of our clients, upgrading the quality of our brokerage professionals, and filling gaps in products and services. Our plan was to initiate changes during the real estate downturn, and then when the market began to turn, we would see the benefits of our efforts. I’m pleased to say that’s exactly what happened. Our broader market perspective, we began to see the early signs of recovery in the first quarter, and during that timeframe, both our transaction and management services segments reported double-digit revenue gains. We were especially pleased with the performance of our transaction business, which reported at 26% gain in revenue year over year. A sizable percentage of this increase was the result of revenue contributions from our newest recruits, our new service offerings, and our practice group, which encourage specialization and have begun to really differentiate us in the marketplace. Our first quarter was encouraging, not only from a financial standpoint, but also because we continue to gain momentum on our initiatives, and you’ll see some examples of that progress on slide 14. We’ve added 118 brokers at the BP level or above over the last seven quarters. The annual production of these new-hires averages $700,000 per year. We continue to fine tune our corporate services platform, having relationship mangers for key accounts and ensuring that Grubb & Ellis is positioned to provide integrated solutions as corporations increasingly look to outsource their real estate needs. During the first quarter we renewed three long-term client relationships and expanded the work we do for two others, one of which is Ingersoll Rand. And we’re extremely pleased that Barclay’s Capital selected Grubb & Ellis as one of their preferred providers, which is another new client to add to our roster. We also continue to strengthen our capital markets capabilities. Jeff Majewski joined us in April after spending 20 years building CB’s debt and equity business. Jeff most recently served as Chief Operating Officer of CB’s Debt and Equity Finance Group, Senior Managing Director of CBRE Capital Markets. We began adding mortgage brokerage professionals in mid-2009 to complement our investment sales expertise, and with Jeff on board, our expectations have a solid mortgage banking capability in every major market by year end. Our financial services asset management group, which was created to serve the needs of special servicers and financial institutions, also continues to gather steam. Our current receivership, property management and transaction service assignments exceed $1.5 billion in asset value. As we continue to enhance our service capability, we are reviewing our geographic coverage to ensure that we have a direct presence in those markets where our clients need holistic support. Within the past 60 days, we opened company-owned offices in Phoenix and San Diego and announced plans to open offices in Cincinnati and Columbus, Ohio. Our Phoenix operations kicked off with more than a dozen brokerage professionals

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Final Transcript
May 11, 2010 / 02:30PM GMT, GBE — Q1 2010 Grubb & Ellis Earnings Conference Call
earlier this month who work closely with our existing management services team in the markets. And San Diego, our office already has approximately 20 professionals, as evidenced by our rapid growth of a strong interest among professionals to be associated with Grubb & Ellis, and we expect both Phoenix and San Diego to be profitable by year end. Our goal isn’t to build the biggest real estate services company, but it is to build the best. We’ve transformed the business over the past seven quarters. And our first quarter results reinforce that our strategy is the right strategy. The best part is we continue to make progress every single day. I look forward to updating you again next quarter. Jeff will now share some details of our investment management business. Jeff?

Jeff Hanson - Grubb & Ellis — EVP, President & CEO — Grubb & Ellis Equity Advisors
Thanks, Jack. And good morning, everyone. As Tom mentioned earlier, one of the company’s key priorities is to grow our public non-traded REIT business and the investment management platform over all. We began raising capital for Grubb & Ellis’ apartment REIT secondary offering in the third quarter of 2009 and Grubb & Ellis’ Healthcare REIT II in the last week of September. Now if you will, please turn to slide 15. And as you can see, we’ve experienced significant progress during this transition period for our REIT products. We currently have over 130 selling agreements for the apartment REIT, and over 140 selling agreements for Healthcare REIT II. And these broker dealers represent a base of over 20,000 registered representatives across the country. The total REIT equity raise grew quarter over quarter by 58% but has not met our expectations. The equity raised by our REIT product is tied to the company’s ability to obtain selling agreements with our key broker dealers. And although we continue to make significant progress in this area, market dynamics within the financial services sector have resulted in much lengthier review lead times than we’ve previously encountered among some the largest broker dealers. We continue dialogue, of course, with these key potential partners and are optimistic that selling agreements are forthcoming, which will likely result in further growth in our equity raise. And we believe that Grubb & Ellis holds a distinct competitive advantage in this sector, particularly based upon what we consider to be four key metrics — the strength and quality of the sponsor, the depth of expertise of the management teams, the real estate product sectors of focus, and the strength of the actual products themselves. Grubb & Ellis offers a fully integrated commercial real estate platform with 1,800 brokers and 100 market research analysts, providing both field level as well as academic insights that allow us to make better decisions faster for our investors. Jay Olander, Gus Remppies and their team are tested and proven veterans in the multi-family field, and Dan Prosky is one of the most respect authorities in all of healthcare real estate. They’re supported by strong independent board members and corporate leaders, and there seems to be clear consensus supported by substantial demographic and market data that apartments and healthcare real estate are key asset classes for investors both now and well into the future. Clearly all of these factors, combined with the strength of our brand, positions Grubb & Ellis with all of the characteristics necessary to be the leading sponsor of non-traded REITs for the long term. This is a fundamental business for the company, and we’re committed to maintaining and enhancing our position among the leaders of this sector as we move through the current transitionary process with both of our products. Now since the beginning of the year, our non-traded REITs have made five acquisitions. The healthcare REIT began building its portfolio with the acquisition of two medical office buildings in the first quarter and announced its third and fourth acquisitions within the past few weeks. And the apartment REIT added a class A luxury multi-family community in Dallas to its portfolio during the first quarter as well. Now in addition to our work in relaunching our non-traded REIT products, in recent months we have spent significant time as well as human resources in laying the foundation for our entrance into the institutional investment arena. As we discussed in the past, we believe that Grubb & Ellis possess all of the skills and the resources necessary to be successful institutional fund manager. And we’re well along the way of building Grubb & Ellis branded institutional investment products. And I hope to be able to share some concrete news with you in the near future, but for now can simply say that we’re committed to entering the space and are laying the groundwork to do so. And with that, I’d like to turn the call back over to Tom for concluding remarks.

Tom D’Arcy - Grubb & Ellis — President, CEO
Well, thanks, Jeff. I think as you can see, we’re making real progress with respect to all of our stated objectives. The recent capital raise will allow us to direct resources to support these growth initiatives. It also allows us to shift to a more proactive approach. As we explore and invest in new opportunities, we’ll have the both short- and long-term impact on our bottom line. Last quarter we committed to providing you with the metrics by which you should use to measure our performance going forward. And we have done so with the slide deck accompanying today’s earnings conference call remarks. We will continue to use this supplemental presentation as a way to provide insight into how Grubb & Ellis is performing against the market and also against our stated objectives. So you have the information you need to judge our progress. The metrics are outlined on 5-16. Just a quarter ago I told you what drew me to Grubb & Ellis was incredible opportunity I saw to leverage to the company’s considerable brand strength and market presence in order to create value for our clients, our employees, and our company’s shareholders. Today, after having been on the job now for nearly six months, I feel even more confident about this company’s potential. As you’ve heard from Jack and Jeff, we are making real progress against these objectives, and now with the additional capital to fund our growth initiatives, we have the ability to accelerate this progress even further. At this point I’d love to open up the call to any questions. So, operator, could you please explain the process?
QUESTION AND ANSWER

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Final Transcript
May 11, 2010 / 02:30PM GMT, GBE — Q1 2010 Grubb & Ellis Earnings Conference Call

Operator
Certainly. (Operator Instructions) And your next question comes from the line of Will Marks with JMP Securities. Please proceed.

Will Marks - JMP Securities — Analyst
Thank you, good morning, everyone.

Tom D’Arcy - Grubb & Ellis — President, CEO
Hey, Will.

Will Marks - JMP Securities — Analyst
I guess first question I would have maybe for Jeff. On the investment management business, can you just give me maybe even a qualitative update on since the end of the first quarter or just — you mentioned that you haven’t met expectations. But are things picking up at all in the capital raising, and even without new selling agreements?

Jeff Hanson - Grubb & Ellis — EVP, President & CEO — Grubb & Ellis Equity Advisors
Yes, as I mentioned, we have seen sequential growth quarter over quarter, fourth quarter to first quarter by 58%. The equity raise also if you look at each month in the first quarter grew month over month. And we’ve continued to see that growth, even with the standard set of selling agreements into the second quarter. So we’re not projecting significant ramp up beyond just this continued month over month growth in Q2, but as these new selling agreements do hit with substantial broker dealers, we do expect a significant ramp up in the second half of the year.

Will Marks - JMP Securities — Analyst
So the real growth should come from the new selling agreements, not necessarily a same-person sale in terms of — or same brokerage firm sales, however you want to look at it?

Jeff Hanson - Grubb & Ellis — EVP, President & CEO — Grubb & Ellis Equity Advisors
Well, I think that there’d be respectable growth just based upon the existing selling agreements, but much higher growth as you continue to add broker dealers that have several thousand registered reps across the country that would then be eligible to sell our product. I mean, what we’re experiencing in this transitionary period, there’s always a drop and reramp in equity raise. It’s just taken a little bit longer in this environment to ramp as quickly as we thought we would with a specific base of selling agreements.

Will Marks - JMP Securities — Analyst
Who are your, let’s say, two largest selling agreements and how many brokers do they have?

Jeff Hanson - Grubb & Ellis — EVP, President & CEO — Grubb & Ellis Equity Advisors
You know, First Allied has I think 4,000 reps. They’re one of our largest broker dealers. For example, LPL, which was selling Healthcare REIT I that we’re in dialogue with now has over 12,000 broker dealers or registered reps rather across the country. Some of the larger broker dealers are substantial as it relates to head count.

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Final Transcript
May 11, 2010 / 02:30PM GMT, GBE — Q1 2010 Grubb & Ellis Earnings Conference Call

Will Marks - JMP Securities — Analyst
Okay, great. Moving on, I wanted to ask about, on the management services side, and you compete with some of the bigger international players, Jones Lang and CB. And you seem to be holding your own with your growth. How important is it to be global in terms of the business you’re going after?

Jack Van Berkel - Grubb & Ellis — EVP, COO
Hey, Will, it’s Jack. How are you? Will Marks; Hey, Jack.

Jack Van Berkel - Grubb & Ellis — EVP, COO
So, obviously we’ve done a really good job. I just want to make — put a plug in for the team. You know, it’s been a really difficult 18-month period of time. And I will tell you with all of our corporate accounts, we have not lost a major account anywhere in the system over the last 18 months, which I’m really proud of the group for. In addition, we continue to pick up business. Obviously, it’s domestic business. And it’s based upon the quality of the work that we’re doing, and so we continue to win new assignments. Of course the challenge is that we are not winning currently the big global assignments. We are picking up some international work with some of our existing clients. So we are expanding with those particular clients in China and in other parts of the world. But obviously that’s a component of our strategy that we’re going to have to further develop with time.

Will Marks - JMP Securities — Analyst
Great, thanks. For you as well, I’m curious. On slide five it looks like the industry of investment sales almost doubled in the first quarter.

Jack Van Berkel - Grubb & Ellis — EVP, COO
Yes, off a very low base, though, as you well know.

Will Marks - JMP Securities — Analyst
Right. How relevant you guys were up 30%. I have yet to see any company that doubled in investment sales revenues. Can you help me with that?

Jack Van Berkel - Grubb & Ellis — EVP, COO
Well, obviously the market is starting to come back. Slowly but surely. I don’t think anyone’s going to tell you that the market is coming back robustly here. Also, you know, as you well know, we spent a significant amount of time and effort over the last 18 months bringing in top notch institutional talent. And that’s part of the reason we’re starting to see some uptick. So obviously we were going, over the following quarters as we continue to see progress, those number should continue to improve.

Will Marks - JMP Securities — Analyst
I was also wondering. If the industry doubled in revenues, I know it’s off a low base; I have yet to see anyone report doubling of revenues in terms of the public companies. Are these statistics include small deals that you wouldn’t work on? I’m trying to make things clarify.

Jack Van Berkel - Grubb & Ellis — EVP, COO
Yes, I mean, obviously I don’t think anyone’s seeing big, big deals yet. If that’s your point. So obviously we’re hoping to see significantly more growth in the coming quarters as the deal sizes start to increase. Now obviously I have some visibility that you don’t. I have specific to our

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Final Transcript
May 11, 2010 / 02:30PM GMT, GBE — Q1 2010 Grubb & Ellis Earnings Conference Call
pipeline and things that we’re working on. So, certainly our hope is that we start to see significantly larger percentages of growth into Q2, Q3, and Q4.

Tom D’Arcy - Grubb & Ellis — President, CEO
Still, there is, Will, a broad array of players in the commercial real estate space in all markets from the boutique guys to the large national players and the global players. So it’s pretty diffuse group that compete on these capital markets assignments. I think you have to look at the totality of the industry itself vis a vis the actual increase in velocity.

Will Marks - JMP Securities — Analyst
Fair enough. Thanks, and a couple of other quick things. One is on the two properties you own. Are you paying for interest payments out of reserves? I think in one case it may be out of cash flows, but is the other out of reserve?

Jack Van Berkel - Grubb & Ellis — EVP, COO
For the most part, those properties are covering their interest expense. The first quarter I think they were largely break even on the cash flows. We do expect that one property, 200 Galleria, will probably cost us about $1 million a year as we kind of reposition that asset. That’s really kind of expected to occur in the last half of this year. But in Q1 they were essentially break even. Will Marks; Are there any reserves left from that property to cover $1 million? Or does that come out of your balance sheet?

Mike Rispoli - Grubb & Ellis — SVP — IR
Will, this is Mike. There’s reserves at the property, but they’re more for tenant improvement costs to reposition the asset. We’ll be covering about $1 million of the interest cost in 2010.

Will Marks - JMP Securities — Analyst
My final question, on the second quarter, any kind of metrics — you did say that cash flow would start turning positive in the second half of the year. Is it possible the second quarter that EBITDA is positive, even though cash flow may not be?

Jack Van Berkel - Grubb & Ellis — EVP, COO
I think the way to think about it is — and obviously we’re not giving quarterly guidance, but the big thing you’ll start to see in the second quarter is the impact of the cost reduction efforts that we took in the first quarter. So of the $20 million we expect to realize this year, we probably realized $1.5 million in the first quarter. So the remaining $18.5 million you’ll see $5 million to $7 million per quarter impact as we move forward. So that’s one big thing that’ll impact our numbers as we progress. And obviously we expect sequential improvement as we move through the year. But we expect our cash flows to turn positive in the second half of the year here.

Tom D’Arcy - Grubb & Ellis — President, CEO
And just as a point of emphasis, when we constructed our internal models, we did look to the back half of the year in terms of contributing the majority of the EBITDA for the full year, as we saw this ramp, which is really what we experienced in the first quarter.

Will Marks - JMP Securities — Analyst
On the G&A line, is the first quarter number a fairly good run rate? I know some of the cost cuts came in the first quarter, but maybe it ramps up during the year?

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Final Transcript
May 11, 2010 / 02:30PM GMT, GBE — Q1 2010 Grubb & Ellis Earnings Conference Call

Jack Van Berkel - Grubb & Ellis — EVP, COO
Yes, I think the way to think about it is if you look at the $49 million of overhead expenses, you should see $5 million to $7 million come off that number each quarter as we move ahead.

Will Marks - JMP Securities — Analyst
I’m sorry, $5 million to $7 million coming off of —

Jack Van Berkel - Grubb & Ellis — EVP, COO
Of the $49 million. And it’s roughly 60%, comes off the comp line of that and 40% off the G&A line.

Will Marks - JMP Securities — Analyst
Perfect. All right, that’s all for me. Thank you.

Jack Van Berkel - Grubb & Ellis — EVP, COO
Thanks, Will.

Operator
(Operator Instructions) And with no additional questions in queue, I would now like to turn the conference over to Mr. Tom D’Arcy for closing comments. Please proceed, sir.

Tom D’Arcy - Grubb & Ellis — President, CEO
I would like to thank you for your continued interest in the Grubb & Ellis Company, and we look forward to discussing our next results at the end of the second quarter. Thank you very much.

Operator
Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect, and have a great day.

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Final Transcript
May 11, 2010 / 02:30PM GMT, GBE — Q1 2010 Grubb & Ellis Earnings Conference Call

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